Exhibit 10.4

Amendment to Subscription Agreement

This Amendment (this “Amendment”), dated as of May 28, 2020, to that certain Subscription/Backstop Agreement, made and entered into as of January 13, 2010 (the “Subscription Agreement”), is by and between Mudrick Capital Acquisition Corporation, a Delaware corporation (the “Company”), and the undersigned (“Subscriber”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

WHEREAS, the parties hereto desire to amend the Subscription Agreement to, among other things, increase the Total Subscription and, correspondingly, increase the applicable purchase price for the Subscription; and

WHEREAS, Section 5.4 of the Subscription Agreement provides that the Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            The Total Subscription under the terms of the Subscription Agreement shall be [●].

2.            Section 1.1 of the Subscription Agreement is hereby amended by adding the following to the end of such provision: “; provided, that to the extent the applicable purchase price (after giving effect to the adjustment as described above) would result in the purchase of a fractional Share, then (x) the number of Shares to be purchased by Subscriber shall be rounded up to the nearest whole number and (y) the applicable purchase price shall be correspondingly increased; provided, further, that to the extent Subscriber would be entitled to a cash payment in lieu of fractional shares under Section 8.p. of that certain Exchange Agreement, dated as of January 13, 2020, by and among the Corporation, Subscriber and the other signatories party thereto (the “Exchange Agreement”), then (I) the applicable purchase price under the Subscription Agreement shall be reduced by the amount of such cash payment in lieu of fractional shares and (II) Subscriber hereby waives the right to receive any such cash payment in lieu of fractional shares thereunder.”

3.            Section 1.2 of the Subscription Agreement is hereby amended by adding the following to the end of the first sentence of such provision: “; provided, that in the event the foregoing would result in the issuance of fractional Warrants to Subscriber, the number of Warrants to be issued to Subscriber hereunder shall be rounded up to the nearest whole Warrant if such fraction is greater than or equal to 0.5 and rounded down to the nearest whole number if such fraction is less than 0.5.”

4.            Subscriber hereby (a) acknowledges and agrees that this Amendment shall be deemed to comply with the requirements regarding the delivery of the Closing Notice as set forth in Section 3.1 of the Subscription Agreement and (b) waives any of the Company’s obligations to the contrary. As such, on or prior to 9:30 a.m. Eastern Time on May 29, 2020, Subscriber shall deliver to the Company $[●], representing payment for (i) [●] Shares and [●] Warrants, by wire transfer of United States dollars in immediately available funds to the account specified in Annex A attached hereto. Following receipt of such funds and in connection with the consummation of the Transaction, the Company shall deliver to the Subscriber the Shares and the Warrants in book-entry form.

5.            The Subscription Agreement as revised by this Amendment, together with the Exchange Agreement, as applicable, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

6.            This Amendment, and any claim or cause of action hereunder based upon, arising out of or related to this Amendment (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Amendment Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

7.            Sections 5.1, 5.2, 5.4, 5.5, 5.6, 5.7, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 6 and 7 of the Subscription Agreement shall apply to this Amendment, mutatis mutandis, as if set out herein.

8.            Except as otherwise expressly amended or modified hereby, all of the terms and conditions of the Subscription Agreement shall continue in full force and effect. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each similar reference contained in the Subscription Agreement shall refer to the Subscription Agreement, as amended hereby.

[Signature page follows]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be signed as of the date first written above.

MUDRICK CAPITAL ACQUISITION CORPORATION

By:

Name:

Title:

[SIGNATURE PAGE TO AMENDMENT TO SUBSCRIPTION AGREEMENT]

SUBSCRIBER

By:

Name:

Title: